Exhibit 99.1

Kohl’s Reports First Quarter Fiscal 2021 Financial Results

•	First quarter net sales and earnings exceed expectations and company raises full year 2021 financial outlook

•	First quarter net sales increase 69.5%

•	First quarter diluted earnings per share of $0.09; adjusted diluted earnings per share(2) of $1.05

•	Strengthened financial position during the quarter, reducing long-term debt by over $500 million and ending with $1.6 billion in cash

•

Raises full year 2021 net sales to increase in the mid-to-high teens percentage range as compared to 2020, operating margin to be in the range of 5.7% to 6.1% and adjusted earnings per share to be in the range of $3.80 to $4.20, excluding any non-recurring charges

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—May 20, 2021— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended May 1, 2021.

	Three Months
($ in millions, except per share data)	2021	2020	Change
Total revenue	$3,887	$2,428	60.1%
Net sales(1)	69.5%	(43.5)%
Gross margin	39.0%	17.3%	2,173	bps
Selling, general, and administrative expenses	$1,170	$1,066	9.8%
Reported
Net income (loss)	$14	$(541)	100	%+
Diluted earnings (loss) per share	$0.09	$(3.52)	100	%+
Non-GAAP(2)
Adjusted net income (loss)	$165	$(495)	100	%+
Adjusted diluted earnings (loss) per share	$1.05	$(3.22)	100	%+

(1)	Represents change in Net sales vs. prior year period.
(2)	Excludes Loss on extinguishment of debt and Impairments, store closing, and other costs.

“We are very pleased with our strong start to 2021 with both sales and earnings materially exceeding expectations. Along with a favorable consumer spending backdrop, we continue to see our key strategic initiatives gain traction and resonate with customers. We saw momentum build through the quarter, especially in our stores where we continue to elevate the experience. We are eagerly preparing for the upcoming launch of our Sephora partnership as well as the introduction of several new exciting brands this fall,” said Michelle Gass, Kohl’s chief executive officer.

“We are positioned to capitalize on growth opportunities during the balance of 2021 and remain firmly on track to achieving our 2023 strategic goals. Based on our first quarter results, we are raising our full year 2021 guidance,” said Gass.

Updated 2021 Financial Outlook

The Company is raising its full year 2021 financial outlook to include the following:

•	Net sales is now expected to increase in the mid-to-high teens percentage range compared to the previous expectation of mid-teens percentage rate increase

•	Operating margin is now expected to be in the range of 5.7% to 6.1% compared to the previous expectation of 4.5% to 5.0%

•	Adjusted earnings per share is now expected to be in the range of $3.80 to $4.20, excluding any non-recurring charges, compared to the previous expectation of $2.45 to $2.95

Dividend

On May 12, 2021, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.25 per share. The dividend is payable June 23, 2021 to shareholders of record at the close of business on June 9, 2021.

First Quarter 2021 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on May 20, 2021. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net income (loss) and adjusted diluted earnings (loss) per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Source: Kohl’s

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
(Dollars in Millions, Except per Share Data)	May 1, 2021	May 2, 2020
Net sales	$3,662	$2,160
Other revenue	225	268

Total revenue	3,887	2,428
Cost of merchandise sold	2,233	1,787
Gross margin rate	39.0%	17.3%
Operating expenses:
Selling, general, and administrative	1,170	1,066
As a percent of total revenue	30.1%	43.9%
Depreciation and amortization	211	227
Impairments, store closing, and other	—	66

Operating income (loss)	273	(718)
Interest expense, net	67	58
Loss on extinguishment of debt	201	—

Income (loss) before income taxes	5	(776)
(Benefit) provision for income taxes	(9)	(235)

Net income (loss)	$14	$(541)

Average number of shares:
Basic	154	154
Diluted	156	154
Earnings (loss) per share:
Basic	$0.09	$(3.52)
Diluted	$0.09	$(3.52)

ADJUSTED NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars in Millions, Except per Share Data)	Three Months Ended
	May 1, 2021	May 2, 2020
Net income (loss)
GAAP	$14	$(541)
Impairments, store closing, and other	—	66
Loss on extinguishment of debt	201	—
Income tax impact of items noted above	(50)	(20)

Adjusted (non-GAAP)	$165	$(495)

Diluted earnings (loss) per share
GAAP	$0.09	$(3.52)
Impairments, store closing, and other	—	0.43
Loss on extinguishment of debt	1.29	—
Income tax impact of items noted above	(0.33)	(0.13)

Adjusted (non-GAAP)	$1.05	$(3.22)

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	May 1, 2021	May 2, 2020
Assets
Current assets:
Cash and cash equivalents	$1,609	$2,039
Merchandise inventories	2,667	3,557
Other	919	574

Total current assets	5,195	6,170
Property and equipment, net	6,653	7,169
Operating leases	2,392	2,373
Other assets	449	157

Total assets	$14,689	$15,869
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,378	$1,866
Accrued liabilities	1,289	1,138
Current portion of:
Finance leases and financing obligations	112	124
Operating leases	159	159

Total current liabilities	2,938	3,287
Long-term debt	1,909	3,449
Finance leases and financing obligations	1,473	1,351
Operating leases	2,620	2,605
Deferred income taxes	242	165
Other long-term liabilities	390	222
Shareholders’ equity	5,117	4,790

Total liabilities and shareholders’ equity	$14,689	$15,869

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
(Dollars in Millions)	May 1, 2021	May 2, 2020
Operating activities
Net income (loss)	$14	$(541)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	211	227
Share-based compensation	12	15
Deferred income tax expense	(65)	(91)
Impairments, store closing, and other costs	—	51
Loss on extinguishment of debt	201	—
Non-cash inventory costs	—	187
Non-cash lease expense	38	37
Other non-cash expense	7	5
Changes in operating assets and liabilities:
Merchandise inventories	(75)	(205)
Other current and long-term assets	31	(180)
Accounts payable	(99)	660
Accrued and other long-term liabilities	42	(78)
Operating lease liabilities	(39)	(34)

Net cash provided by operating activities	278	53

Investing activities
Acquisition of property and equipment	(59)	(162)
Proceeds from sale of real estate	2	—

Net cash used in investing activities	(57)	(162)

Financing activities
Proceeds from issuance of debt	500	2,097
Deferred financing costs	(5)	(19)
Treasury stock purchases	(46)	(8)
Shares withheld for taxes on vested restricted shares	(22)	(20)
Dividends paid	(39)	(108)
Reduction of long-term borrowings	(1,044)	(497)
Premium paid on redemption of debt	(192)	—
Finance lease and financing obligation payments	(33)	(23)
Proceeds from stock option exercises	1	—
Proceeds from financing obligations	—	3
Other	(3)	—

Net cash (used in) provided by financing activities	(883)	1,425

Net (decrease) increase in cash and cash equivalents	(662)	1,316
Cash and cash equivalents at beginning of period	2,271	723

Cash and cash equivalents at end of period	$1,609	$2,039